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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 10, 2003
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                             Salon Media Group, Inc.
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             (Exact name of registrant as specified in its charter)



           Delaware                       0-26395                94-3228750
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 (State or other jurisdiction           (Commission            (IRS Employer
      of incorporation)                 File Number)        Identification No.)



              22 Fourth Street, 16th Floor, San Francisco, CA 94103
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (415) 645-9200
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

On July 10, 2003, Salon Media Group, Inc. (Company or Registrant) sold and issued convertible promissory notes and warrants in a financing transaction in which it raised gross proceeds of $248,005. The terms of the transactions are set forth in the Note and Warrant Purchase Agreements (the "Agreements") entered into between the Company and three investors. The Notes may be convertible at a future date into equity securities of the Company at a conversion price to be determined. The warrants grant the holders thereof the right to purchase an aggregate of approximately 744,015 shares of the Company's common stock at an exercise price of $0.046 per share. The Company will use the capital raised for working capital and other general corporate purposes.

The Notes automatically converts upon the first closing of the Company's proposed Series D Preferred Stock securities proposed to be issued ("Financing") and, if no such Financing shall have occurred by the close of business on September 30, 2003, then the Note shall automatically convert into shares of the Company's common stock. In the event of an automatic conversion of the Note upon a Financing, the number of shares of preferred or common stock to be issued upon conversion of this and other notes shall equal the aggregate amount of the Note obligation divided by the price per share of the securities issued and sold in the Financing. In the event of an automatic Note conversion into common stock absent a Financing, the number of shares of the Common Stock to be issued upon conversion of Notes shall equal the aggregate amount of each Note obligations divided by the average closing price of the Company's common stock over the sixty (60) trading days ending on September 30, 2003, as reported on such market(s) and/or exchange(s) where the common stock has traded during such sixty trading days.

In connection with the Financing, the Company granted the Investor security interests in the Company's assets, subject to the rights of any Senior Indebtedness (as such term is defined in the Agreement) and pre-existing rights.

The investors included Company director Dr. John Warnock and an entity that Elizabeth Hambrecht, Salon's Chief Financial Officer, Treasurer and Secretary has a pecuniary interest in, who invested $100,000 and $50,000 respectively, and were issued warrants to purchase 300,000 and 150,000 shares respectively of common stock. A special committee comprised of disinterested directors of Salon's Board of Directors approved the financing.

Neither the Notes, warrants, nor the shares of common stock underlying the warrants have been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from registration requirements.

The foregoing description is qualified in its entirety by reference to the Note and Warrant Purchase Agreement, Form of Convertible Promissory Note and Form of Common Stock Purchase Warrant, copies of which are filed herewith as Exhibits 4.2.41, 4.2.42, and 4.2.43 respectively, and each of which are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits


Exhibit No.    Description
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  4.2.41       Form of Note and Warrant Purchase Agreement dated July 10, 2003
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  4.2.42       Form of Convertible Promissory Note dated July 10, 2003 by Salon
               Media Group, Inc.
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  4.2.43       Form of Common Stock Purchase Warrant dated July 10, 2003 by
               Salon Media Group, Inc.
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SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        SALON MEDIA GROUP, INC.


Dated:  7/25/03         /s/ Elizabeth Hambrecht
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                        Elizabeth Hambrecht, Chief Financial Officer,
                        Treasurer and Secretary





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